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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934


                          Date of Report:  December 31, 1996
                          (Date of earliest event reported)



                        NYLIFE REALTY INCOME PARTNERS I, L.P.
                (Exact name of Registrant as specified in its charter)



      Delaware                         0-16859                 13-3410538
  (State of Incorporation)      (Commission File No.)      (I.R.S. Employer
                                                          Identification No.)


    51 Madison Avenue, Room 1700
         New York, New York                                       10010
(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone Number, Including Area Code:  (212) 576-6456
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On December 31, 1996, NYLIFE Realty Partners I - General Partnership C (the "Eden Woods Joint Venture") sold the Eden Woods Business Center, consisting of three office and industrial buildings in Eden Prairie, Minnesota, a suburb of Minneapolis, to Principal Mutual Life Insurance Company for approximately $9,700,000 in cash. The disposition of the Eden Woods Business Center and the determination of the aggregate consideration was effected through a bidding process. The Registrant, NYLIFE Realty Income Partners I, L.P., as managing partner of the Eden Woods Joint Venture, has commenced the winding up and liquidation of the Eden Woods Joint Venture. With the sale of this property, the Registrant is left with an interest in
(i) an office building known as Cornell Plaza in Blue Ash, Ohio, the sale of which it is discussing with a potential buyer of the property and (ii) a shopping center known as New Market Shopping Center in Columbus, Ohio, for which it is attempting to locate a purchaser.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


    (c)  EXHIBITS.


    EXHIBIT NO.    DESCRIPTION
    -----------    -----------
    2.1            Agreement for Purchase and Sale of Property (All Cash) dated
                   November 26, 1996 by and among NYLIFE Realty Partners I -
                   General Partnership (C) (by and through its authorized agent, Greystone Realty Corporation), Principal Mutual Life
                   Insurance Company and Chicago Title Insurance Company (as
                   Escrow Agent).














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                                   SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NYLIFE REALTY INCOME PARTNERS I, L.P.


                                By:  NYLIFE Realty Inc.,
                                     General Partner




Date:  January 14, 1997         By:  /s/ KEVIN M. MICUCCI
                                     --------------------------------------
                                     Kevin M. Micucci
                                     President and Chief Financial Officer











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                              INDEX TO EXHIBITS



EXHIBIT NO.   DESCRIPTION
-----------   -----------
2.1           Agreement for Purchase and Sale of Property (All Cash) dated
              November 26, 1996 by and among NYLIFE Realty Partners I - General
              Partnership (C) (by and through its authorized agent, Greystone
              Realty Corporation), Principal Mutual Life Insurance Company and
              Chicago Title Insurance Company (as Escrow Agent).